UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or reorganization)

33-0963637

(I.R.S. Employer Identification Number)

7370

(Primary Standard Industrial Code Classification Number)

201 Mittel Drive,

Wood Dale, Illinois 60191

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-204647

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-A/A amends the registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2024 (the “Original 8-A”) and is being filed solely to correct the hyperlinked reference to the Securities Act registration statement and to change the reference to Securities to be registered pursuant to Section 12(g) of the Act to None. The rest of the Original 8-A is repeated in its entirety without any changes.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share (the “Common Stock”) of Power Solutions International, Inc. (the “Registrant”) under the heading “Description of the Securities We May Offer” in the prospectus included in the Registrant’s Registration Statement on Form S-3 (File No.  333-204647), as initially filed with the Securities and Exchange Commission (the “SEC”) on June 2, 2015, including exhibits and as may be subsequently amended (the “Registration Statement”) is hereby incorporated by reference. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 27, 2024

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Xun Li
Xun Li
Chief Financial Officer

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